UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2005

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50386	77-0635673
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

The Oil & Gas Commerce Building
309 West 7th Street, Suite 1600
Fort Worth, TX 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 698-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 14, 2005, in connection with the preparation of the quarterly report on Form 10-QSB for the period ended December 31, 2004 of Cano Petroleum, Inc. (the “Company”), the Company’s independent registered public accounting firm advised the Company that the financial statements included in the Company’s quarterly report on Form 10-QSB for the period ended September 30, 2004 incorrectly accounted for the beneficial conversion feature of certain issuances of the Company’s Series C Preferred Stock.  On the dates of certain issuances of the Company’s Series C Preferred Stock, the quoted market price of the Company’s common stock was higher than the conversion price of the Series C Preferred Stock of $3.75 per share, resulting in a beneficial conversion feature. Previously, the Company did not recognize the value of the beneficial conversion feature as a discount to preferred stock and a charge to earnings available to common stockholders analogous to a preferred dividend. Accordingly, the Company will restate its balance sheet and statement of operations for the three-month period ended September 30, 2004.

Restatement of the three-month period ended September 30, 2004 resulted in a $336,534 increase in accumulated deficit with a corresponding increase in additional paid-in capital. Because the Series C Preferred Stock is convertible into common stock on the date of issuance, the discount is immediately recognized as a charge to accumulated deficit, and therefore, there was no impact to Series C Preferred Stock on the balance sheet as of September 30, 2004. Basic loss per share increased $0.04 per share to $0.10 from $0.06 per share. There was no impact to the statement of cash flows. The table below outlines the line item adjustments related to the restatement of the three-month period ended September 30, 2004.

	Three Months Ended September 30, 2004
	As Restated	As Previously Reported
Additional paid-in capital	$8,979,671	$8,643,137
Accumulated deficit	(7,618,526)	(7,281,992)
Net loss applicable to common shares	(1,002,207)	(665,673)
Basic and diluted loss per share	$(0.10)	$(0.06)

The Company’s Chief Financial Officer has discussed this matter with its independent registered public accounting firm.  The new financial statements which should be relied upon will be contained in an amended Form 10-QSB to be filed after the date hereof.  The revised interim financial report for the period ended September 30, 2004 is in the process of being reviewed by the Company’s independent registered public accounting firm.

The foregoing description of the new financial statements is not a complete summary.  You are urged to read the complete document on Form 10-QSB, as amended, for the period ended September 30, 2004, copies of which may be found after filing on the website of the U.S. Securities and Exchange Commission at www.sec.gov.

On February 17, 2005, the Company provided its independent registered public accounting firm with a copy of the disclosures it is making in response to Item 4.02 on this Form 8-K, and has requested that the independent registered public accounting firm furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  Such letter is filed herewith as Exhibit 7.1.

Item 9.01  Financial Statements and Exhibits.

 (a) Financial statements of business acquired.

Not Applicable

 (b) Pro forma financial information.

Not Applicable

 (c) Exhibits:

7.1                                 Letter from Hein & Associates LLP regarding non-reliance upon previously completed interim review.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2005

CANO PETROLEUM, INC.

	By:	/s/ Michael Ricketts
Michael Ricketts
Chief Financial Officer